EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Charles Y. Lee, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2018-C14 Commercial Mortgage Trust  (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hilton Clearwater Beach Resort & Spa Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Hilton Clearwater Beach Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Hilton Clearwater Beach Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hilton Clearwater Beach Resort & Spa Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Hilton Clearwater Beach Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the 20 Times Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 20 Times Square Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 20 Times Square Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Prudential - Digital Realty Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Prudential - Digital Realty Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Prudential - Digital Realty Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Prudential - Digital Realty Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Prudential - Digital Realty Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Prudential - Digital Realty Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Prudential - Digital Realty Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Prudential - Digital Realty Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Holiday Inn FiDi Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Holiday Inn FiDi Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Holiday Inn FiDi Mortgage Loan, Citibank, N.A., as Certificate Administrator and Custodian for the Holiday Inn FiDi Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Holiday Inn FiDi Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Holiday Inn FiDi Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Holiday Inn FiDi Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Holiday Inn FiDi Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Sheraton Grand Nashville Downtown Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Sheraton Grand Nashville Downtown Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Sheraton Grand Nashville Downtown Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Sheraton Grand Nashville Downtown Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Sheraton Grand Nashville Downtown Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Sheraton Grand Nashville Downtown Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Sheraton Grand Nashville Downtown Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Sheraton Grand Nashville Downtown Mortgage Loan.

Dated: October 28, 2019

/s/ Charles Y. Lee

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)